SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K




                                 CURRENT REPORT



                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934



Date of Report: October 17, 2000


                            DRUCKER INDUSTRIES, INC.
                           --------------------------
             (Exact name of registrant as specified in its charter)



     Delaware                          0-29670                  N/A
-----------------------             -------------              ----
(State or other                     (Commission           (IRS Employer
jurisdiction of                     File Number)          Identification No.)
incorporation)


            #1- 1035 Richards Street, Vancouver, B.C. Canada V6B 3E4
            --------------------------------------------------------
             (New address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code:  (604) 681- 4421
                                                     ---------------



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Item 1.           Changes in Control of Registrant

         None.

Item 2.           Acquisition or Disposition of Assets

         None.

Item 3.           Bankruptcy or Receivership

         None.

Item 4.           Changes in Registrants Certifying Accountant

         None.

Item 5.           Other Events

     At an Annual Meeting of Shareholders of Drucker Industries, Inc. on September 26, 2000, the shareholders approved:

         a.  A change of name to Drucker, Inc.

         b.  A Stock Option Plan

Item 6.           Appointment and Resignation of Directors

     At  the  Annual  Meeting  of   Shareholders  on  September  26,  2000,  the
shareholders re- elected as Directors Patrick Chan, Ernest Cheung, Gerald Runolfson, and Joseph S. Tong.

     A new Director, Ken Kow was appointed by the Board in October 2000. Mr. Kow's business experience is as follows:

         Ken A. Kow, Director, age 58, has been a consultant to the Company and as Manager, Petroleum Operations in charge of petroleum exploration since 1997. He received a Bachelor of Science in Chemistry in 1965 and a Ph.D in Chemistry in1980 from University of London, England. From 1984 to 1986, he was Manager of Core Analysis with Geotechnical Resources Ltd. in Calgary, Alberta and from 1986 to 1988 he was Technical Manager with C&G Laboratories in Calgary, Alberta. From 1988 to 1997, he was employed with Waha Oil Company as a Petroleum Analyst in Tripoli, Libya, North Africa. He has served as Secretary since 1997 to present, and as Director since 1998 to present, of Richco Investors Inc. (CDN, and CDNX from 2000).

                  Appointment and Resignation of Officers

         None.

Item 7.           Financial Statements Pro Forma Financial & Exhibits

         Financial Statements - None.

         Exhibits:

         3.10     Certificate of Amendment

         10.1     Stock Option Plan



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                                   Signatures

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: October 17, 2000


                                           DRUCKER INDUSTRIES, INC.



                                           By: /s/ Gerald Runolfson
                                              ----------------------------------
                                                    Gerald Runolfson, President